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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K AMENDMENT

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 January 31, 2001

MDU Communications International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
0-26053 (Commission File Number)	84-1342898 (IRS Employer Identification No.)
108 - 11951 Hammersmith Way, Richmond, B.C., Canada (Address of principal executive offices)	V7A 5H9 (Zip Code)
(604) 277-8150 (Registrant's telephone number, including area code)

ITEM 2.

Acquisition or Disposition of Assets.

    On January 31, 2001, MDU Communications Inc. ("MDUC"), a subsidiary of MDU Communications International, Inc. (the "Company") completed an Asset Purchase Agreement with Star Choice Television Network Inc. ("Star Choice"), a subsidiary of Star Choice Communications Inc. (of which MDUC has been a National System Operator since August of 1998), for Star Choice to purchase MDUC's Western Canadian satellite television subscriber base and associated property access agreements for a purchase price of $5,174,278(cdn). In addition, the Agreement provides for Star Choice to receive MDUC's backlog of access agreements and letters of intent for Western Canada. Beginning February 1, 2001, Star Choice assumes all obligations under the property access agreements and will provide on-going service to these properties, owners and subscribers.

    Specifically, the Agreement represents the sale of the following number of MDUC's satellite television subscribers: DTA (direct-to-apartment)—4,758; Private Cable—4,916; SMATV—4,733. Of these subscribers sold, approximately 8,000 of the SMATV and Private Cable were purchased by MDUC from 4-12 Electronics Corporation in December of 1998 for $200,000(cdn).

    The monthly revenue, after programming costs, represented by MDUC's Western Canadian satellite subscriber base was approximately $103,000. This is based on the average monthly subscription, after programming costs, for the three types of subscribers in this market: the DTA subscriber, the Private Cable subscriber and the SMATV subscriber. Each of these types of subscribers generated revenue, after programming costs, of $17.03(cdn), $3.35(cdn) and $1.22(cdn) per month respectively.

    The monthly operating cost to manage and service the Western Canadian subscriber base was approximately $377,000(cdn) per month. The monthly loss attributable to this subscriber base was approximately $274,000(cdn). Because the Western Canadian market was geographically spread out over four large provinces with relatively small Canadian cities, economies of scale became hard to achieve and losses were expected to continue for some time until the Company reached a subscriber base level capable of covering the costs to manage and service this subscriber base. As a result, these subscribers currently represented the Company's lowest earning revenue on a per subscriber basis, yet still requiring a high cost to manage and maintain.

    Under the Agreement, Star Choice also receives the telecommunications equipment installed in the properties, required to service these subscribers. This equipment had a net asset book value representing approximately 60% of the net asset book value of the Company as of December 31, 2000.

    The Agreement did not result in the sale of any of the Company's infrastructure, the proprietary "Dataman" subscriber management system or MDUC's Internet or security subscribers. Furthermore, the Agreement did not result in the sale of any of MDUC's subscriber base or assets in Eastern Canada (Quebec, Toronto and Nova Scotia) or any of the assets of the U.S. subsidiary, MDU Communications (USA) Inc.

    Going forward, the Company is restructuring its Canadian subsidiary, MDUC, and the infrastructure built by the Company to accommodate its Western Canadian subscriber base, growth in Eastern Canada and the addition of its DIRECTV subscriber base in the United States, will in large part be transitioned to the Company's U.S. head office in Totowa, New Jersey with the remainder to the Company's Toronto office. The Company will divest itself of its Western Canadian offices in Calgary, Edmonton, Winnipeg and a majority of its Vancouver office.

    The scaled back and restructured operations in Canada will result in an approximate 70% reduction in the Company's monthly operating expenses. The Company, however, remains committed to controlled growth in Eastern Canada. The Company has a growing base of subscribers in Eastern Canada in addition to a backlog of properties waiting for services to be installed. As of January 31, 2001, MDUC had a backlog of signed letters of intent or access agreements in Eastern Canada, primarily in the Toronto and Montreal areas, with 457 properties representing a backlog of approximately 35,000 potential subscribers to the Company's services.

    The Company's primary focus, however, will now be on the U.S. market. To that end, the Company has focused on providing services on a bulk or semi-exclusive basis. In bulk or semi-exclusive properties the Company's penetration rates are higher, revenues increase and maintenance costs are lower. Over the past few months, the U.S. subsidiary has been developing significant relationships with large national property owners and managers that provide long-term digital satellite and high-speed Internet service access to their residents on a bulk or semi-exclusive basis.

    As of January 31, 2001, the U.S. subsidiary had a backlog of letters of intent or access agreements in place with 152 properties, representing approximately 17,000 potential subscribers to the Company's services.

ITEM 7.

Financial Statements and Exhibits

    Financial Statements—The consolidated assets and liabilities as at September 30, 2000, and the consolidated revenues, and expenses for the year ended September 30, 2000, as previously reported, have been adjusted to give pro forma effect for the January 31, 2001 transaction with Star Choice. Specifically, the assets, liabilities, revenues, and expenses relating to the subscribers sold to Star Choice have been eliminated.

    The original consolidated balance sheet as at September 30, 2000, and consolidated statement of operations for the year ended September 30, 2000, the pro forma adjustments with supporting notes, and resulting proforma consolidated balance sheet and pro forma consolidated statement of operations follow.

MDU COMMUNICATIONS INTERNATIONAL, INC.
Pro Forma Consolidated Balance Sheet
September 30, 2000
(Expressed in Canadian dollars)

		Pro forma Adjustments
	As Previously Reported				Restated Pro Forma
		debit	credit
ASSETS
CURRENT
Cash and cash equivalents	3,228,382	6,312,113		(1)	9,540,495
Prepaid expenses and deposits	262,609		7,672	(2)	254,937
Accounts receivable	397,595		67,591	(3)	330,004

TOTAL CURRENT ASSETS	3,888,586				10,125,436

PROPERTY AND EQUIPMENT	5,896,164		4,209,715	(4)	1,686,449
INTANGIBLE ASSETS	96,896		96,896	(5)	(0)

TOTAL ASSETS	9,881,646				11,811,885

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	703,849	366,001		(6)	337,848
Other accrued liabilities	361,543	188,002		(6)	173,541

TOTAL CURRENT LIABILITIES	1,065,392				511,388

SHAREHOLDERS' EQUITY	8,816,254		2,484,243	(7)	11,300,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	9,881,646	6,866,117	6,866,117		11,811,885

(1)
The net result of the adjustments and eliminations to the assets, liabilities, revenues and expenses has been recorded to cash.

(2)
The rental deposits for the Western Canadian offices have been eliminated.

(3)
The accounts receivable attributable to the Western Canadian subscribers have been eliminated.

(4)
The net book value of the telecommunications equipment sold to Star Choice has been eliminated.

(5)
The net book value of goodwill atrributable to subscribers sold to Star Choice has been eliminated.

(6)
The accounts payable attributable to the Western Canadian opertaions have been eliminated.

(7)
Pro forma adjustments to the Statement of Operations result in a reduction to the Net Loss for the Year of $2,484,243.

MDU COMMUNICATIONS INTERNATIONAL, INC.
Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2000
(Expressed in Canadian dollars)

		Pro forma Adjustments
	As Previously Reported				Restated Pro Forma
		debit	credit
REVENUE	1,411,567	1,168,739		(1)	242,828
DIRECT COSTS	738,782		660,792	(2)	77,990

GROSS PROFIT	672,785				164,838

INTEREST INCOME	235,952				235,952
SALES EXPENSE	2,187,267		1,481,690	(3)	705,577
GENERAL AND ADMINISTRATIVE EXPENSES	10,580,016		1,510,500	(4)	9,069,516

NET LOSS FOR THE PERIOD	(11,858,546)	1,168,739	3,652,982		(9,374,303)

(1)
The revenue, attributable to the Western Canadian subscribers sold to Star Choice, has been identified and eliminated above.

(2)
The SMATV and private cable programming and maintenance costs, attributable to the Western Canadian subscribers sold to Star Choice, have been identified and eliminated above.

(3)
The primary driver for Sales Expense is the number of subscribers added in the year. Sales Expense has been reduced for the costs related to the Western Canadian subscribers, added in the fiscal year and sold to Star Choice. The amount of the reduction is an estimate equal to the percentage of Western Canadian subscribers (69%) added in the fiscal year over the total number of Canadian subscribers added in the fiscal year times the total Canadian Sales Expense ($2,147,377).

(4)
The Canadian G&A Expenses, less stock option and other non-cash charges (excluding amortization), total $3,747,760 and have been reduced by $1,510,500. This reduction is an estimate of the G&A Expenses attributable to the Western Canadian subscribers. The amount was determined by breaking the total Canadian G&A into three categories—(1) amortization, (2) costs that vary directly with the number of subscriber, ie. wages, office, travel, etc. and (3) costs that do not vary directly with the number of subscribers ie. SEC legal, accounting and filing costs, investor relations costs, etc.

    Amortization was reduced $523,777 representing 72.5% of the amortization on the Canadian assets. 72.5% of the historical cost of the Canadian asset base was sold to Star Choice.

    Canadian G&A Expenses that vary directly with the number of subscribers have been reduced by 50% or $986,723. These expenses are primarily wages, office and travel. The reduction is both reasonable and conservative as these costs are driven by the number of employees and the number of offices. After the sale of the Western Canadian assets and resulting corporate restructuring, the company will have gone from seven offices and over 100 employees in Canada to two offices and less than 10 employees.

    There is no reduction for those costs that do not vary directly with the number of subscribers.

    Exhibits—2.1—Disposition of assets—The January 31, 2001 Asset Purchase Agreement with Star Choice Television Network Incorporated is attached to the original 8K as an Exhibit.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.
Date: April 11, 2001	By:	/s/ SHELDON NELSON Sheldon Nelson, Chief Executive Officer

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ITEM 2. Acquisition or Disposition of Assets.
ITEM 7. Financial Statements and Exhibits
SIGNATURES